Exhibit 32.1
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

I, Robert Wallstrom, the Chief Executive Officer of Vera Bradley, Inc., certify that (i) the quarterly report on Form 10-Q for the fiscal quarter ended August 3, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Vera Bradley, Inc. as of the dates and for the periods set forth therein.

/s/ Robert Wallstrom
Robert Wallstrom
Chief Executive Officer

December 12, 2013
Date

I, Kevin J. Sierks, the Vice President - Controller, Chief Accounting Officer and Interim Chief Financial Officer of Vera Bradley, Inc., certify that (i) the quarterly report on Form 10-Q for the fiscal quarter ended August 3, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Vera Bradley, Inc. as of the dates and for the periods set forth therein.

/s/ Kevin J. Sierks
Kevin J. Sierks
Vice President - Controller, Chief Accounting Officer and Interim Chief Financial Officer

December 12, 2013
Date